EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Reckson Associates Realty Corp. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of the 27th day of November, 2006.

ROME ACQUISITION LIMITED PARTNERSHIP
By:	WH ROME PARTNERS LLC
as General Partner
By:	WH ROME INC.
its Managing Member

By:	/s/ Harry Macklowe
Name: Harry Macklowe
Title: President

WH ROME PARTNERS LLC
By:	WH Rome Inc., its Managing Member

By:	/s/ Harry Macklowe
Name: Harry Macklowe
Title: President

WH ROME INC.

By:	/s/ Harry Macklowe
Name: Harry Macklowe
Title: President

/s/ Harry Macklowe
HARRY MACKLOWE

/s/ William S. Macklowe
WILLIAM S. MACKLOWE

[Signature Page of Joint Filing Agreement to Schedule 13D—Reckson Associates Realty Corp.]